EXHIBIT 10.3

LAW SOCIETY OF IRELAND

GENERAL CONDITIONS OF SALE

2009 EDITION

PARTICULARS

and

CONDITIONS OF SALE

Of

           PROPERTY AT IDA BUSINESS PARK, BALLINASLOE, CO. GALWAY

SALE BY PRIVATE TREATY

Auctioneer:

Address:

Vendors:Noel Dillon, Brian Conneely and Gerry Barrett

Vendor's Solicitors:Gearoid Geraghty and Company

Address:Society Street, Ballinasloe, Co. Galway

Reference:

WARNING:   It is recommended that the within should not be completed without prior legal advice.

EXHIBIT 10.3

FAMILY HOME PROTECTION ACT, 1976 SPOUSAL CONSENT

I,                                            being the Spouse of the under-named Vendor hereby, for the purposes of Section 3 Family Home Protection Act, 1976, consent to the proposed sale of the property described in the within Particulars at the price mentioned below.

SIGNED by the said Spouse

In the presence of:

MEMORANDUM OF AGREEMENT made this the 25 day of May 2016

BETWEEN NOEL DILLON, BRIAN CONNEELY AND GERRY BARRETT

OF c/o Gearoid Geraghty and Company, Solicitors, Society Street, Ballinasloe.

PPS Number(s)    ____________________________

VENDOR

ANDCREAGH MEDICAL LIMITED

of	IDA Business Park, Ballinasloe, Co. Galway

PPS Number(s)               9723827P                              PURCHASER

whereby it is agreed that the Vendor shall sell and the Purchaser shall purchase in accordance with the annexed General and Special Conditions of Sale the property described in the within Particulars at the Purchase price mentioned below.

Purchase Price€2,555,000.00Closing Date:   31st May, 2016

Less deposit€  255,500.00Interest Rate 8 per cent per annum

Balance on completion€2,299,500.00

SIGNED:   /s/ Brian ConneelySIGNED:   /s/ Thomas Greaney

  /s/ Gerry Barrett  /s/ Gary Maharaj

  /s/ Noel Dillon   Purchaser

      Vendor

WITNESS: _______________________________WITNESS: /s/ Charlie Olson

OCCUPATION: OCCUPATION: SVP & GM Medical Device

ADDRESS: BallinasloeADDRESS: SurModics, Inc.

As Stakeholder I/We acknowledge receipt of Bank Draft/Cheque for €               in respect of deposit.

SIGNED:

EXHIBIT 10.3

PARTICULARS AND TENURE

ALL THAT AND THOSE the property comprised in Folios 6709L and 7800L of the Register of Leaseholders, Co. Galway

Tenure - Leasehold

EXHIBIT 10.3

DOCUMENTS SCHEDULE

1.Copy Folio/File Plan GY7800L

2.Certified Copy Folio/File Plan GY6709L

3.Lease dated 23rd April, 2004 -  IDA and Vendors

4.Lease dated 2nd March, 2006 – IDA and Vendors

5.Fire Certificate FS80/06

6.Fire Safety Certificate 152/08

7.Copy Commencement Notice

8Copy Planning PD2600

9.Planning Ref:   06/021

10.Copy Engineer’s Certificate confirming compliance with Planning Permission and

Building Regulations – Paul Dillon Architects;

SEARCHES SCHEDULE

None

EXHIBIT 10.3

SPECIAL CONDITIONS

1.

Save where the context otherwise requires or implies or the text hereof expresses to the contrary, the definitions and provisions as to the interpretation set forth in the within General Conditions shall be applied for the purposes of these Special Conditions.

2.	The said General Conditions shall:-

(a)apply to the sale in so far as the same are not hereby altered or varied, and these Special Conditions shall prevail in case of any conflict between them and the General Conditions.

(b)be read and construed without regard to any amendment therein, unless such amendment shall be referred to specifically in these Special Conditions.

3.	The Sale is by way of a transfer of a business.

The Purchaser warrants to the Vendor that the Purchaser is an Accountable Person for the purposes of Section 20(2)(c) the VAT Act and the Purchaser has taken or will take all steps[1] necessary to be taken on the Purchaser’s part so that the Sale will qualify for relief from VAT under Section 20(2)(c) of the VAT Act, and that the Sale of the subject property shall not be a supply of goods for the purposes of the VAT Act. The Purchaser shall indemnify and keep the Vendor indemnified against any loss, cost or liability which arises as a result of such warranty being or becoming untrue or incorrect in any respect due to the act, neglect or default of the Purchaser.

4	In so far as they are not hereby altered or varied or inconsistent with the provisions of this

            Agreement , the Incorporated Law Society of Ireland General Conditions of Sale (2009

            Edition ) are deemed to be incorporated herein and form part of this agreement

5.The Title shall commence with up to date copy Folio/File Plan GY6709L and GY7800L and be deduced therefrom. The Vendors are selling in their capacity as Beneficial Registered Owners thereof. No objection, requisition or enquiry shall be made with regard to prior title.

6.

The Contract price includes the moveable 357 square metre class 100,000 clean room, AHU unit and ducting, clean room mez, clean room walls, gowning and material interlocks, electrical and pneumatic services, air and water filtration equipment, fire alarm system, unit and sensors, the security system, CCTVs, the monitoring station, compatible system, red wall monitoring ring on external building and the swipe card control door access system, all of which is valued at €455,000 and which shall pass by delivery to the Purchaser on completion

11	For example, in the case of the sale of a let property, Revenue require the Purchaser to exercise the Landlord’s Joint option to tax in respect a letting to which the Subject Property is subject.

EXHIBIT 10.3

7.The Planning Documentation listed in the Schedule hereto is the only Planning Documentation in the Vendors’ possession.    Items listed 8 – 10 are copies only.   The Purchaser shall not call for the originals of same to be produced.   Furthermore, the Vendors shall not be called upon to provide any further evidence of compliance with Planning Permission or Building Regulations.   Condition 36 is amended accordingly.    No further objections, requisitions or enquiry shall be made in relation thereto.

8.The property in sale is subject to a first Legal Charge in favour of the IDA.   This Charge has been redeemed and, if it is the case, that a Certificate of Discharge or alternatively an e-Discharge has not been lodged in respect of the Charge in advance of closing, the Purchasers shall not insist on same being discharged prior to closing but on closing shall accept the Vendors’ Solicitors undertaking to procure a Deed of Discharge in respect thereof as soon as practicable following closing.

9.Folio GY6709L is subject to a Charge in favour of ACC Bank plc.    The Purchasers shall not insist on this Charge being discharged in advance of closing but, on closing , shall accept the Vendors’ Solicitors undertaking to discharge the outstanding Charge registered against the property out of the proceeds of sale and to procure a Deed of Discharge or alternatively an e-Discharge in respect of the Charge as soon as practicable following closing.   The Purchasers note the position and no objection, requisition or enquiry shall be made in relation thereto.

10.

The Purchasers shall accept such evidence of identity as may be gathered from the description in the copy documents specified in the Documents Schedule.   The Purchasers shall be deemed to be aware of the physical boundaries, fences, ditches, hedges or walls of the property and the Vendors shall not be required to define same or to  specify what boundaries, if any, are of a party nature or separately identify parts of the subject property held under different title.

11.The Purchasers are in occupation of the property in sale pursuant to a Lease Agreement under which they have full responsibility for payment of all Management Company  fees and rates applicable to the property.   The Purchasers therefore purchase will full knowledge of the situation with regard to Management Company fees and rates and no additional documentation vouching payment or receipts shall be produced in respect of same.    Furthermore, no documentation vouching the tenancy of the property shall be called for or produced.

12.       The Purchaser shall be deemed to have satisfied itself in relation to the actual state and condition of the Subject Property including any buildings or other structures on the property and shall raise no objection, requisition or enquiry in this regard.